UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

Personalis, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38943	27-5411038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Dumbarton Circle
Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

(650) 752-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PSNL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2026, the board of directors (the “Board”) of Personalis, Inc. (the “Company”), based in part on the recommendation of Christopher Hall, the Company’s Chief Executive Officer, appointed Richard Chen as the Company’s President, in addition to his roles as the Company’s Executive Vice President, R&D, and Chief Medical Officer. Mr. Hall previously served as President.

Dr. Chen, age 55, has served as the Company’s Executive Vice President, R&D, since March 2023 and as Chief Medical Officer since July 2021. Before that, he served as the Company’s Senior Vice President, R&D from July 2021 to March 2023 and Chief Scientific Officer from November 2011 to July 2021. Since September 2011, Dr. Chen has served on the clinical faculty at Stanford University School of Medicine. In August 1997, Dr. Chen co-founded Ingenuity Systems, a genomic data software company. Dr. Chen holds a B.S. in Computer Science from Stanford University, an M.S. in Medical Informatics from Stanford University School of Medicine, and an M.D. from Stanford University School of Medicine.

In connection with his appointment as the Company’s President, Dr. Chen’s annual base salary will be increased to $570,000, effective April 1, 2026, and his performance bonus target has been increased to 70% of his then-current annual base salary. On March 15, 2026 (the “Grant Date”), in connection with his appointment, Dr. Chen will be granted (i) an option to purchase 37,500 shares of common stock of the Company at an exercise price equal to the closing price of the common stock of the Company on March 13, 2026, which will vest in equal monthly installments over 36 months and (ii) a restricted stock unit award covering 6,250 shares of the Company’s common stock, which will vest and settle on the six-month anniversary of the Grant Date with respect to one-sixth of the total shares subject to the restricted stock unit award, and bi-annually thereafter in equal installments every six months, in each case subject to Dr. Chen’s continuous service with the Company. The foregoing equity awards will be granted under the Company’s 2019 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2026	Personalis, Inc.

	By:	/s/ Christopher Hall
Christopher Hall
Chief Executive Officer